Exhibit 10.1

Execution Copy

SHARE SWAP AGREEMENT

THIS SHARE SWAP AGREEMENT (this “Agreement”) is entered into by and among GDS Holdings Limited, a company organized under the laws of the Cayman Islands (“GDSS”), EDC Holding Limited, a company organized under the laws of the Cayman Islands (“GDSI”) and each of the entities, severally and not jointly, whose names are set forth on the Schedule of GDSI Shareholders attached hereto as Exhibit A (the “GDSI Shareholders”) dated as of June 12, 2014.

RECITALS

A.            Each GDSI Shareholder holds certain number of shares of GDSI, which number is set forth opposite the name of such GDSI Shareholder on the Schedule of GDSI Shareholders attached hereto as Exhibit A (collectively, the “GDSI Shares”).

B.            The GDSI Shareholders desire to transfer the GDSI Shares held by them to GDSS in consideration of the allotment and issuance by GDSS to each GDSI Shareholder of certain number of shares of GDSS, which number is set forth opposite the name of such GDSI Shareholder on the Schedule of GDSS Shares attached hereto as Exhibit B (collectively, the “GDSS Shares”), and GDSS desires to acquire the GDSI Shares and issue such GDSS Shares to each GDSI Shareholder.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the parties agree as follows:

1.              THE SHARE SWAP

Subject to the terms and conditions contained herein, the GDSI Shareholders, as the owners of the GDSI Shares, hereby agree to sell, assign and convey unto GDSS all the GDSI Shares, in consideration for which GDSS shall issue to each GDSI Shareholder the number of GDSS Shares indicated in Exhibit B, which, in aggregate, representing about 51.88% of the issued share capital of GDSS at the Closing (as defined below) on a fully diluted and as-converted basis.

2.              CLOSING.

2.1       The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on June 30, 2014 (the “Closing Date”), or at such other day and time as the parties hereto shall agree upon.

2.2       At or before Closing, if applicable, GDSS, the GDSI Shareholders and other relevant parties thereto will execute counterpart signature pages to this Agreement, the Third Amended and Restated Members Agreement of GDSS in substantially the form attached hereto as Exhibit C (the “Members Agreement”), the Third Amended and Restated Right of First Refusal and Co-Sale Agreement of GDSS in substantially the form attached hereto as Exhibit D (the “Co-Sale Agreement”) and the Third Amended and Restated Voting Agreement in substantially the form attached hereto as Exhibit E (the “Voting Agreement”, together with this Agreement, the Members Agreement and the Co-Sale Agreement, the “Transaction Agreements”).  All entities purchasing the GDSS Shares at the Closing shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, each of the Transaction Agreements, without the need for a further amendment to any of the agreements except to add such person’s or entity’s name to the appropriate exhibit to such agreements, and shall have the rights and obligations of the holders of the GDSS Shares hereunder and thereunder, in each case as of the Closing Date, as applicable.

2.3       On or prior to the Closing Date and subject to the terms and conditions set forth in this Agreement, (i) each GDSI Shareholder, severally, shall transfer the GDSI Shares to GDSS, free and clear of all security interests, liens, mortgages, claims, charges, pledges, equitable interests, or encumbrances of any nature, including any put, call or similar right of a third party (“Liens”) with respect to the GDSI Shares; and (ii) GDSS shall allot and issue GDSS Shares, free and clear of all Liens, to each of the GDSI Shareholders, which number is set forth opposite the name of each such GDSI Shareholder on the Schedule of GDSS Shares attached hereto as Exhibit B. The GDSS Shares and the ordinary shares of GDSS to be issued upon conversion of the GDSS Shares, if applicable, (the “Conversion Shares”) shall have the rights, preferences, privileges and restrictions set forth in the Fourth Amended and Restated Memorandum of Association of GDSS (the “Amended Memorandum”) and the Fourth Amended and Restated Articles of Association of GDSS (the “Amended Articles”, together with the Amended Memorandum, the “Amended Charter”), in the forms attached hereto as Exhibit F.

2.4       At or prior to Closing, each GDSI Shareholder shall deliver or cause to be delivered to GDSS an instrument of transfer, transferring title to the GDSI Shares to GDSS and any share certificates (if any) issued in the name of such GDSI Shareholder in respect of the GDSI Shares for cancellation.

2.5       At or following Closing, GDSI shall cause GDSS to be recorded in the register of members of GDSI as the holder of the GDSI Shares.

2.6       At or prior to Closing, GDSS shall deliver or cause to be delivered to the GDSI Shareholders certificates (if any) or such other documents representing the GDSS Shares.  GDSS shall cause the GDSI Shareholders to be recorded in the register of members of GDSS as the holders of the GDSS Shares.

3.              REPRESENTATIONS AND WARRANTIES.

3.1       The GDSI Shareholders, severally but not jointly, represent and warrant to GDSS as of the date hereof and as of the Closing Date in the terms of the representations and warranties of the GDSI Shareholders (the “GDSI Shareholders Warranties”) set out in Exhibit G and acknowlege that GDSS in entering into this Agreement is relying on the GDSI Shareholders Warranties.

3.2       Each GDSI Shareholder hereto shall notify GDSS upon it becoming aware of any event which could reasonably be expected to cause any of it respective representations and warranties hereunder to be incorrect, misleading or breached in any material respect or which may have any material adverse effect on the assets or liabilities of GDSI or the ability of the relevant GDSI Shareholders to consummate the transactions contemplated by the Transaction Agreements (as the case may be).

3.3       The GDSS represents and warrants to each GDSI Shareholder, as of the date hereof and as of the Closing Date in the terms of the representations and warranties of the GDSS (the “GDSS Shareholders Warranties”) set out in Exhibit H and acknowleges that each GDSI Shareholder in entering into this Agreement is relying on the GDSS Warranties.

3.4       GDSS hereto shall notify each GDSI Shareholder upon it becoming aware of any event which could reasonably be expected to cause any of it respective representations and warranties hereunder to be incorrect, misleading or breached in any material respect or which may have any material adverse effect on the assets or liabilities of GDSS or the ability of the GDSS to consummate the transactions contemplated by the Transaction Agreements.

4.              CONDITIONS TO CLOSING.

Each GDSI Shareholder’s obligation to transfer the GDSI Shares held by it to GDSS and to purchase its respective portion of the GDSS Shares at Closing is, at its option, subject to the fulfillment as of the date of Closing of the conditions set forth in Exhibit I.

5.              CONFIDENTIALITY AND ANNOUNCEMENTS.

5.1       Disclosure of Terms.  Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Agreements, and all exhibits, restatements and amendments hereto and thereto, shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth in the Members Agreement.

5.2       Permitted Disclosures.  Notwithstanding anything in the foregoing to the contrary,

(a)         GDSS may disclose any of the Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise;

(b)         The GDSI Shareholders may, without disclosing the identities of the other holders of the GDSS Shares or the Terms of their respective investments in GDSS without their consents or otherwise as required by appplicable laws, regulations or internal policies, disclose their investment in GDSS to third parties or to the public at their sole discretion and, if they do so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by them; and

(c)          The GDSI Shareholders shall have the right to disclose:

(A)       any information to its and/or its affiliate’s legal counsel, fund managers, auditor, insurer, accountant, consultant, rating agency, or to an officer, director, general partner, limited partner, its fund manager, shareholder, investment counsel or advisor, or employee of it and/or its affiliate; provided, however, that any counsel, auditor, insurer, accountant, consultant, rating agency, officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, law or otherwise;

(B)       any information for fund and inter-fund reporting purposes;

(C)       any information as required by law, government authorities, exchanges and/or regulatory bodies, including by the Securities and Futures Commission of the Hong Kong Special Administrative Region, the China Securities and Regulatory Commission of the People’s Republic of China (“PRC”, and for purpose of this Agreement, excluding Hong Kong, Macau, and Taiwan) or the U.S. Securities and Exchange Commission (the “SEC”) (or equivalent for other venues);

(D)       any information to bona fide prospective purchasers/investors of any share, security or other interests in GDSS, provided that (i) GDSS has been informed of such disclosure and (ii) the prospective purchaser/investor has agreed to keep GDSS information confidential; and/or

(E)        any information contained in press releases or public announcements of GDSS.

(d)         the confidentiality obligations set out in this Section 5 do not apply to:

(A)       information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (i) a breach by that party of this Section 5 or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(B)       information the disclosure of which is necessary in order to comply with any applicable law, governmental rule or regulation, the order of any court, tribunal or regulatory authority or pursuant to other legal process, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority; or

(C)       information disclosed by any director or observer of GDSS to its appointer or any of its affiliates or otherwise in accordance with the foregoing provisions of this subsection 5.2(d).

5.3       Legally Compelled Disclosure.  In the event that any party is requested or becomes legally compelled (including without limitation pursuant to securities laws and regulations) to disclose the existence of this Agreement, the other Transaction Agreements or any Terms in contravention of the provisions of this Section 5, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information to the extent reasonably requested by any Non-Disclosing Party.

5.4       Non-Disclosure Agreements.  The provisions of this Section 5 shall be in addition to, and not in substitution for, the provisions of the separate nondisclosure agreements if any executed by GDSS with the GDSI Shareholders with respect to the transactions contemplated herein.  The provisions of Section 5 shall terminate with respect to the GDSI Shareholders on the earlier of (i) the termination of the Members Agreement and (ii) the date any GDSI Shareholder ceases to hold any shares in GDSS.

6.              INDEMNIFICATION.

GDSS agrees to indemnify and hold harmless each of the GDSI Shareholders, and their respective directors, officers, employees, affiliates, agents and assigns (each, an “Indemnitee”), to the fullest extent permitted by applicable law against any and all Indemnifiable Losses to such Indemnitee, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by it, in or pursuant to this Agreement. For purposes of this Section, “Indemnifiable Loss” means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee and (ii) any taxes that may be payable by such Indemnitee as a result of the indemnification of any Indemnifiable Loss hereunder.

7.              GENERAL PROVISIONS.

7.1       All notices hereunder shall be delivered as follows:

If to GDSS:

Address: 2F, Tower 2 of YouYou Century Place, 428 South Yanggao Road,

Shanghai, P.R.China

Facsimile: +86 21 20330202

Telephone: +86 21 20330303

Contact Person: William Wei Huang (黄伟)

Email Address: Huangwei@gds-services.com

If to the GDSI Shareholders:

Address: Codan Trust Company (Cayman) Limited, Cricket Square,

Hutchins Drive, P.O.Box 2681, Grand Cayman KYI-1111, CAYMAN

ISLANDS

Facsimile: (8621) 5240-0700

Telephone: (8621) 52534888

Contact Person: Peter Hua

Email Address: peterhua@sbcvc.com]

If to GDSI:

Address: 2F, Tower 2 of YouYou Century Place, 428 South Yanggao Road,
Shanghai, P.R.China

Facsimile: +86 21 20330202

Telephone: +86 21 20330303

Contact Person: William Wei Huang (黄伟)

Email Address: Huangwei@gds-services.com

A notice shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national or international courier service, or if sent by facsimile, upon successful transmission of such facsimile, or at such other address as may be designated in writing hereafter, in the same manner, by such party.

7.2       This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Hong Kong as such laws are applied to agreements between Hong Kong residents entered into and to be performed within Hong Kong without regard to principles of conflicts of laws.  Each of the parties hereto irrevocably agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”).  There shall be three arbitrators.  The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list.  The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong.  If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.  The arbitration shall be conducted in English.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its costs and attorney fees.

7.3       The parties hereto agree that: (a) no provision of this Agreement or the submission by International Finance Corporation (“IFC”) to arbitration pursuant thereto in any way constitutes or implies a waiver, renunciation or other modification by IFC of any privilege, immunity or exemption granted in the Articles of Agreement establishing IFC, international conventions or applicable law, including, without limitation, the immunity of its property and assets from seizure, attachment or execution before delivery of final judgment against it, the immunity of all assets of IFC from search, requisition, confiscation, expropriation or any other forms of seizure by executive or legislative action and the freedom of IFC’s assets from restrictions of any nature; and (b) the archives of IFC remain inviolable and each of the other parties hereto irrevocably waives any right of discovery with respect thereto.

7.4       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

7.5       Each party hereto shall bear its own costs and expenses in connection with the transactions contemplated by the Transaction Agreements.

7.6       The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

7.7       This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

7.8       This Agreement may be executed in more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of GDSS, the GDSI Shareholders and GDSI has caused this Agreement to be executed on its behalf, all as of the date first above written.

GDSS:		GDSI SHAREHOLDERS:
GDS HOLDINGS LIMITED		BRILLIANT WISE HOLDINGS LIMITED

By:	/s/ 黄伟	By:	/s/ 黄伟
Name:	William Wei Huang (黄伟)	Name:	William Wei Huang (黄伟)
Title:	Director	Title:	Director

GDSI:		GDSI SHAREHOLDERS:
EDC HOLDING LIMITED		SBCVC COMPANY LIMITED

By:	/s/ 黄伟	By:	/s/ Ping Hua
Name:	William Wei Huang (黄伟)	Name:	Ping Hua
Title:	Director	Title:

GDSI SHAREHOLDERS:		GDSI SHAREHOLDERS:
SBCVC VENTURE CAPITAL (软库博辰创业投资企业)		SBCVC FUND III L.P.

By:	/s/ Ping Hua	By:	/s/ Ping Hua
Name:	Ping Hua	Name:	Ping Hua
Title:		Title:

GDSI SHAREHOLDERS:
INTERNATIONAL FINANCE CORPORATION

By:	/s/ Nikunj Jinsi
Name:	Nikunj Jinsi
Title:	Global Head Venture Capital

Exhibit A

Schedule of GDSI Shareholders

Name of GDSI Shareholder	Class of GDSI Shares	Number of GDSI Shares
Brilliant Wise Holdings Limited	Ordinary Shares	149,859,050
SBCVC Company Limited	Series A Shares	19,200,000
International Finance Corporation	Series A Shares	4,800,000
SBCVC Company Limited	Series B Shares	16,000,000
SBCVC Venture Capital	Series B Shares	16,000,000
SBCVC Fund III L.P.	Series B Shares	39,075,465
International Finance Corporation	Series B Shares	49,423,137
International Finance Corporation	Series B+ Shares	14,484,211
SBCVC Company Limited	Series B+ Shares	28,968,421
Total		337,810,284

Exhibit B

Schedule of GDSS Shares

Name of GDSI Shareholder	Class of GDSS Shares	Number of GDSS Shares
Brilliant Wise Holdings Limited	Ordinary Shares	88,352,558
SBCVC Company Limited	Series A* Shares	11,319,764
International Finance Corporation	Series A* Shares	2,829,941
SBCVC Company Limited	Series B1 Shares	9,433,137
SBCVC Venture Capital	Series B1 Shares	9,433,137
International Finance Corporation	Series B1 Shares	15,093,019
International Finance Corporation	Series B2 Shares	8,539,471
SBCVC Company Limited	Series B2 Shares	17,078,942
International Finance Corporation	Series B3 Shares	14,045,432
SBCVC Fund III L.P.	Series B4 Shares	23,037,763
Total		199,163,164

Exhibit C

Members Agreement

[to attach]

Exhibit D

Right of First Refusal and Co-sale Agreement

[to attach]

Exhibit E

Voting Agreement

Exhibit F

Amended Charter

Exhibit G

The GDSI Shareholders’ Warranties

1.                  GDSI Shares.

The GDSI Shares listed on the Schedule of GDSI Shareholders attached hereto as Exhibit A represent all the remaining outstanding shares of GDSI, except for those owned by GDSS directly.  The GDSI Shares are owned by the GDSI Shareholders respectively free and clear of all Liens and upon the consummation of the transactions contemplated hereby, GDSS will acquire good title to the GDSI Shares free and clear of all Liens.

2.                  Authorization.

(a)                       Each GDSI Shareholder, other than International Finance Corporation (“IFC”), is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized.  IFC is duly organized as an international organization pursuant to Articles of Agreement among its member countries.  Each GDSI Shareholder has the requisite legal and corporate or partnership power and authority, as the case may be, to execute and deliver the Transaction Agreements, to subscribe for the shares hereunder and to carry out and perform its obligations under the terms of the Transaction Agreements.  All corporate or partnership action on the part of each GDSI Shareholder necessary for the authorization, execution, delivery and performance of the Transaction Agreements, and the performance of all of its obligations under the Transaction Agreements, has been taken or will be taken prior to Closing.

(b)                       Each of the Transaction Agreements, when executed and delivered by each GDSI Shareholder, will constitute valid and legally binding obligations of it, enforceable in accordance with their terms except: (A) to the extent that the indemnification provisions contained in the Members Agreement may be limited by applicable law and principles of public policy, (B) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (C) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)                        No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by any GDSI Shareholder in connection with the execution and delivery of the Transaction Agreements or the performance of its obligations hereunder or thereunder.

3.                  Brokers or Finders.

None of GDSI Shareholders has engaged any investment banker, broker, finder or agent, and neither GDSS nor any other shareholder of GDSS has, or will, incur, directly or indirectly, as a result of any action taken by any GDSI Shareholder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Agreements.

Exhibit H

GDSS Warranties

1.                  Authorization.

(a)                       GDSS is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized.  GDSS has the requisite legal and corporate power and authority to execute and deliver the Transaction Agreements, to subscribe for the GDSI Shares hereunder and to carry out and perform its obligations under the terms of the Transaction Agreements.  All corporate action on the part of GDSS necessary for the authorization, execution, delivery and performance of the Transaction Agreements, and the performance of all of its obligations under the Transaction Agreements, has been taken or will be taken prior to Closing.

(b)                       Each of the Transaction Agreements, when executed and delivered by GDSS, will constitute valid and legally binding obligations of it, enforceable in accordance with their terms except: (A) to the extent that the indemnification provisions contained in the Members Agreement may be limited by applicable law and principles of public policy, (B) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (C) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)                        No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by GDSS in connection with the execution and delivery of the Transaction Agreements or the performance of its obligations hereunder or thereunder.

2.                  Capitalization

An accurate and complete list of GDSS’ shareholders and their respective holdings of the GDSS’ issued share capital both immediately prior to and after Closing, is set forth in Schedule 4(vi) hereto.

3.                  Compliance with Law and Other Instruments

GDSS is in compliance in all material respects with all applicable statutes, laws, regulations and executive orders of the United States and all states, the PRC, Hong Kong, Cayman Islands and other countries or other governmental bodies and agencies having jurisdiction over GDSS’ business or properties and the performance standards of IFC.

4.                  Social and Environmental Matters

To the best of GDSS’ knowledge and belief, after due inquiry, there are no material social or environmental risks or issues in relation to the business other than those identified by the ESRS (as defined in the Members Agreement) in respect of GDSS’ normal operation.

5.                  Sanctionable Practice

GDSS has not committed or engaged in, with respect to any transaction contemplated by this Agreement, any Corrupt Practice (as defined in the Members Agreement), Fraudulent Practice (as defined in the Members Agreement), Coercive Practice (as defined in the Members Agreement), Collusive Practice (as defined in the Members Agreement), or Obstructive Practice (as defined in the Members Agreement).

6.                  UN Security Council Resolutions

GDSS has not entered into any transaction or engaged in any activity prohibited by any resolution issued by the United Nations Security Council under Chapter VII of the UN Charter.

7.                  Full Disclosure

GDSS has fully provided GDSI Shareholders with all the information that (i) any GDSI Shareholder has requested for deciding whether to subscribe for the GDSS Shares and (ii) is reasonably necessary or material to enable GDSI Shareholders to make a fully informed decision as to whether or not to subscribe for the GDSS Shares, all such information being accurate and complete in all material respects and not misleading in any respect.  No documents or certificates delivered in connection with this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit I

Condition to Closing of GDSI Shareholders

1.                  Representations and Warranties and Covenants and No Breaches.The representations and warranties made by GDSS herein remain true, accurate and not misleading.  GDSS shall have performed all covenants, obligations and conditions herein and in the other Transaction Agreements required to be performed or observed by it on or prior to the Closing.

2.                  Legal Matters.

All matters of a legal nature, which pertain to the Transaction Agreements, and the transactions contemplated hereby, shall have been reasonably approved.  On the date of Closing, the sale and issuance of the GDSS Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which GDSS are subject.

3.                  Qualifications.

All authorizations, approvals, permits, qualifications or exemptions, if any, of any governmental authority or regulatory body of the United States or of any state or foreign body that are required in connection with the lawful issuance and sale of GDSS Shares pursuant to the Transaction Agreements shall be duly obtained and effective as of the date of Closing, except for such as may properly be obtained subsequent to Closing.

4.                  Consents, Permits, and Waivers.

GDSS shall have obtained any and all consents, authorizations, approvals, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements.

5.                  Memorandum and Articles of Association.

The Amended Charter shall have been duly adopted by the members of GDSS, filed with the Registrar of the Cayman Islands, and shall be in full force and effect.

6.                  Board of Directors.

Effective as of the date of Closing, the authorized size of the Board of Directors shall be five (5), of whom three (3) have been appointed by the holders of ordinary shares of GDSS, and (ii) two (2) have been appointed by the Preferred Shareholders (as defined in the Members Agreement).

7.                  Members Agreement.

GDSS, the GDSI Shareholders and each of the parties thereto shall have entered into the Members Agreement.

8.                  Right of First Refusal and Co-Sale Agreement.

GDSS, the GDSI Shareholders and each of the parties thereto shall have entered into the Co-Sale Agreement.

9.                  Voting Agreement.

GDSS, the GDSI Shareholders and each of the parties thereto shall have entered into the Voting Agreement.

10.           Other Deliverables.

GDS shall have delivered to the GDSI Shareholders at or before Closing:

(i)                           a copy of the Amended Charter as in effect at the time of Closing;

(ii)                        a copy of the register of members of GDSS as at the date of Closing, certified by a director of GDSS and reflecting the ownship structure of GDSS immeiately prior to and following Closing hereof;

(iii)                     a copy of the register of directors of GDSS as at the date of Closing;

(iv)                    GDSS shall have delivered to the GDSI Shareholders the share certificate representing their respective number of GDSS Shares purchased by them hereunder; and

(v)                       a copy of the resolutions adopted by the board of directors and the shareholders of GDSS authorizing the applicable transactions contemplated hereby.

11.           No Material Adverse Effect.

Since the date of this Agreement, there shall not have occurred any change, event, condition or circumstance that has or could reasonably be expected to have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of GDSS or its ability to comply with its obligations under any Transaction Agreement.

12.           Legal Opinions.

Each GDSI Shareholder has received legal opinions, in form and substance satisfactory to it, from GDSS’ counsel in Hong Kong and in the Cayman Islands covering such matters relating to the transactions contemplated by this

Agreement, the other Transaction Documents and the Company’s Memorandum and Articles as any GDSI Shareholder may reasonably request.

Schedule 4(vi)

A. Capitalization Table of GDSS

Pre-Closing Capitalization:

Name of Shareholder	Number of shares of GDSS	Class of shares
Alan Song	1	Ordinary Share
Global Data Solutions Limited	110,000,000	Ordinary Share
International Finance Corporation	13,750,000	Series A Share
SBCVC Fund II, L.P.	35,750,000	Series A Share
Maxpoint Development Limited	2,750,000	Series A Share
Maxima Ventures I, Inc.	2,200,000	Series A Share
Maxima Capital Management, Inc.	550,000	Series A Share
Forebright Management Limited	247,500	Series A Share
Seabright SOF (I) Paper Limited	8,002,500	Series A Share
International Finance Corporation	916,667	Series B Share
SBCVC Fund II-Annex, L.P.	4,216,666	Series B Share
China-Singapore Suzhou Industrial Park Ventures Co., Ltd.	6,416,667	Series B Share
Total	184,800,001

Post-Closing Capitalization:

Name of Shareholder	Number of shares of GDSS	Class of shares	Shareholding percentage
Alan Song	1	Ordinary Share	0.00%
Global Data Solutions Limited	110,000,000	Ordinary Share	28.65%
Brilliant Wise Holdings	88,352,558	Ordinary Share	23.01%

Limited
International Finance Corporation	13,750,000	Series A Share	3.58%
SBCVC Fund II, L.P.	35,750,000	Series A Share	9.31%
Maxpoint Development Limited	2,750,000	Series A Share	0.72%
Maxima Ventures I, Inc.	2,200,000	Series A Share	0.57%
Maxima Capital Management, Inc.	550,000	Series A Share	0.14%
Forebright Management Limited	247,500	Series A Share	0.06%
Seabright SOF (I) Paper Limited	8,002,500	Series A Share	2.08%
SBCVC Company Limited	11,319,764	Series A* Shares	2.95%
International Finance Corporation	2,829,941	Series A* Shares	0.74%
International Finance Corporation	916,667	Series B Share	0.24%
SBCVC Fund II-Annex, L.P.	4,216,666	Series B Share	1.10%
China-Singapore Suzhou Industrial Park Ventures Co., Ltd.	6,416,667	Series B Share	1.67%
SBCVC Company Limited	9,433,137	Series B1 Share	2.46%
SBCVC Venture Capital	9,433,137	Series B1 Share	2.46%
International Finance Corporation	15,093,019	Series B1 Share	3.93%
SBCVC Company Limited	17,078,942	Series B2 Share	4.45%
International Finance Corporation	8,539,471	Series B2 Share	2.22%
International Finance Corporation	14,045,432	Series B3 Share	3.66%
SBCVC Fund III L.P.	23,037,763	Series B4 Share	6.00%
Total	383,963,165		100%